Exhibit 99.1

THRESHOLD PHARMACEUTICALS

THRESHOLD PHARMACEUTICALS, INC.
3705 HAVEN AVE., SUITE 120
MENLO PARK, CA 94025

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, July 30, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, July 30, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E31037-Z70585

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

THRESHOLD PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
6. Elect the two nominees for Class I directors named below to the Threshold board of directors for a term of three years (provided, however, that if the merger is completed, the Threshold board of directors will be reconstituted as provided in the merger agreement);	☐	☐	☐

Nominees:

01) Jeffrey W. Bird, M.D., Ph.D.
02) Harold E. Selick, Ph.D.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. Approve the issuance of shares of Threshold common stock to Molecular stockholders pursuant to the terms of the merger agreement;	☐	☐	☐
2. Approve the issuance of shares of Threshold common stock in the concurrent financing;	☐	☐	☐
3. Approve an amendment to the Threshold 2014 Equity Incentive Plan, or the 2014 Plan, to, among other things, (i) increase the total number of shares of Threshold common stock currently available for issuance under the 2014 Plan by 15,000,000 shares and (ii) revise the Internal Revenue Code Section 162(m) share limits under the 2014 Plan, which amendment does not reflect the reverse split to be effected in connection with the merger;	☐	☐	☐
4. Approve an amendment to the amended and restated certificate of incorporation of Threshold changing the Threshold corporate name to "Molecular Templates, Inc.";	☐	☐	☐
5. Approve a series of alternate amendments to the amended and restated certificate of incorporation of Threshold to effect a reverse stock split of Threshold's issued and outstanding common stock within a range, as determined by the Threshold board of directors, of every 5 to 15 shares (or any number in between) of outstanding Threshold common stock being combined and reclassified into one share of Threshold common stock;	☐	☐	☐
7. Approve, on a non-binding, advisory basis, the compensation of Threshold's named executive officers as disclosed in the accompanying proxy statement/prospectus/information statement;	☐	☐	☐
8. Approve, on a non-binding, advisory basis, the compensation that will be paid or may become payable to Threshold's named executive officers in connection with the merger;	☐	☐	☐
9. Ratify the selection of Ernst & Young LLP as Threshold's independent registered public accounting firm for the fiscal year ending December 31, 2017 (provided, however, that it is likely that the combined company may decide to engage a new independent registered public accounting firm immediately or shortly after the merger is completed);	☐	☐	☐
10. Consider and vote upon an adjournment of the Threshold annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 4 and 5; and	☐	☐	☐

11. Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com.E31038-Z70585THRESHOLD PHARMACEUTICALS, INC. This proxy is solicited by the Board of Directors Annual Meeting of Stockholders July 31, 2017 at 9:00 AM PDT The undersigned hereby appoint(s) Wilfred E. Jaeger, M.D. and Joel A. Fernandes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THRESHOLDPHARMACEUTICALS, INC. (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Paci?c Time, on July 31, 2017, at Threshold Pharmaceuticals, Inc., 3705 Haven Ave., Suite 120, Menlo Park, CA 94025, and any adjournment or postponement thereof.This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the approval of issuance of Company common stock to Molecular stockholders pursuant to the merger agreement, FOR the approval of the issuance of Company common stock in the concurrent financing, FOR the approval of the amendment to the Company’s 2014 Equity Incentive Plan, FOR the election of each of the two director nominees listed on the reverse side of this proxy, FOR the approval of the certificate of amendment to the amended and restated certificate for the change of the Company’s name to “Molecular Templates, Inc.”, FOR the approval of the series of alternate amendments to the amended and restated certificate of incorporation to effect the reverse stock split, FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers, FOR the approval, on an advisory basis, of merger-related compensation, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2017, FOR the vote to adjourn the meeting, if necessary, to solicit additional proxies if there are not suf?cient votes in favor of Proposals #1, #4 and #5 and in the discretion of the proxy holder(s) on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)Continued and to be signed on reverse side